Exhibit 10.4

Amendment to Executive Employment Agreement

Dated as of December 18, 2023

This Amendment to Executive Employment Agreement (this “Amendment”) dated as of the date first set forth above (the “Amendment Date”) is entered into by and between Jupiter Neurosciences, Inc., a Delaware corporation (the “Company”) and Christer Rosén (the “Executive”). The Company and Executive may collective be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Parties are the parties to that certain Executive Employment Agreement, dated as of June 1, 2021 (the “Original Agreement”), and now desire to amend the Original Agreement as set forth herein and pursuant to Section 14 of the Original Agreement the Parties may amend the Original Agreement in writing;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined Terms. Defined terms used herein without definition shall have the meanings given in the Original Agreement.

2.	Amendment.

(a)	Pursuant to Section 14 of the Original Agreement, the Original Agreement is hereby amended by adding the following to the end of Section 2 of the Original Agreement:

Notwithstanding the foregoing, for the period from October 1, 2023, until the time that the Company has raised additional capital from the sale of its securities in the amount of $1,500,000 (the “Reduction Period”), the Base Salary shall be reduced to $84,000 on an annual basis. Upon the expiration of the Reduction Period, the Base Salary shall be adjusted to be 105% the original Base Salary as set forth above.

(b)	Notwithstanding the fact that this Amendment is being executed on the Amendment Date, the Parties acknowledge and agree that the amendment to the Original Agreement as set forth in Section 2(a) shall be operative and effective as of the date of the commencement of the “Reduction Period” as set forth in Section 2(a), and shall operate to reduce the Base Salary from such date and during the remainder of the Reduction Period.

3.	Remainder in Force. Other than as amended herein, the Original Agreement shall remain in full force and effect until terminated in accordance with its terms. Any reference in the Original Agreement to the “Agreement” shall now be deemed a reference to the Original Agreement as amended by this Amendment.

4.	Miscellaneous.

(a)	The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

(b)	This Amendment and the rights and obligations of the Parties shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

(c)	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Amendment Date.

Jupiter Neurosciences, Inc.

By:	/s/ Alison Silva
Name:	Alison Silva
Title:	President & Chief Business Officer

Executive: Christer Rosén

By:	/s/ Christer Rosén
Name:	Christer Rosén

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